GERMAN AMERICAN BANCORP, INC. Code of Business Conduct Introduction We strive to conduct all of our businesses under the highest ethical standards, which require honesty and fair dealing. We rely on these standards to gain the trust of customers, peers and shareholders. Our goal is to operate in strict compliance with all applicable laws and regulations and internal policies, guidelines and procedures. We are guided by our vision of building a preeminent financial enterprise offering a full array of integrated products and services. We are mindful of our community banking roots and the importance of enhancing and growing the relationship we have with our shareholders, customers, employees and communities. In keeping with our purpose and values, our Board of Directors has adopted this Code of Business Conduct, which has been amended and restated as of January 25, 2024 (the “Code”). The Code applies to all of our employees, officers, directors, and regional advisory directors (past and present) (such persons are referred to this Code as “Covered Persons”), including those of German American Bancorp, Inc., and of each of its subsidiaries (collectively, the “Company”). The purpose of this Code is to set forth in writing standards that will deter wrongdoing and that will promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional, official or employment relationships; full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with or submit to the Securities and Exchange Commission (“SEC”) and in other public communications that we make; • compliance with applicable governmental laws, rules and regulations; • the prompt internal reporting of violations of this Code to appropriate specified persons; and • accountability for adherence to this Code’s provisions. To ensure familiarity and knowledge of our policies, including the Code of Business Conduct, our employee handbook (the “Handbook”) is reviewed and acknowledged by all new employees, and annually by all employees. The Code of Business Conduct is again acknowledged by all employees upon any material change to the policy.

2 SECTION I Reporting Our Covered Persons are encouraged to identify and raise potential issues before they lead to problems, and to ask about the application of this Code to themselves whenever in doubt. Inquiries in this regard, and requests for approvals or waivers, should be directed to the Chief Executive Officer of German American Bancorp, Inc. A Covered Person who becomes aware of information that could indicate the existence of any violation of this Code by any other person should promptly report that concern or information (which may be done on an anonymous confidential basis) through our third party reporting service under the “Section 301 Procedures” adopted by the Audit Committee. We have communicated our Section 301 Procedures to all of our Covered Persons, and they are posted on our intranet and in the Shareholder Info section of our website, www.germanamerican.com. Any employee who has a concern or complaint about employment or other matters that arise under the Handbook or other corporate policies, but which do not relate to any violation of this Code or to any concern regarding accounting or auditing matters, should notify the Corporate Director of Human Resources. Persons (including non-employees and other persons who are not Covered Persons) are encouraged to submit any complaints or concerns that they may have regarding accounting or auditing matters or other wrongdoing to our attention by reporting that complaint or concern through our Section 301 Procedures. We will not permit any form of retaliation against any person who, in good faith, reports to us known or suspected violations of this Code or any other illegal or unethical behavior, even if such report turns out to be in error. Any such retaliation is itself a violation of this Code and will subject the person(s) involved to disciplinary action. SECTION II The Core of our Code A. Conflicts of Interest A “conflict of interest” occurs when the private interest of an employee, officer or director improperly interferes with the interests of the Company. Conflicts of interest are prohibited as a matter of our policy, unless they have been reported to and approved by us. A Covered Person must never use or attempt to use his or her position with us to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person, including loans or guarantees of obligations, from any third person or

3 entity. Covered Persons should also avoid acquiring or maintaining outside financial interests, or business, professional, personal or employment relationships, that might interfere with their duties of loyalty and care to us, or might have the appearance of such interference. We encourage our Covered Persons to do business with us. Therefore, loan, deposit, insurance, investment, financial advisory, trust and other relationships or transactions that such individuals may have with us in the ordinary course of our businesses are not improper, and are therefore not considered to be “conflicts of interest” that are prohibited under this Code, provided that (a) an authorized disinterested employee of ours handles that business on our behalf, and (b) such business is conducted in accordance with all applicable laws, rules, regulations, and internal policies and guidelines, including where applicable the timely disclosure to us of all material information relating to any relationships that may exist between any of our Covered Persons, and the person who is transacting business with us. Whether particular conduct, relationships or transactions might be considered to be a conflict of interest may not always be clear. Any Covered Person may seek our guidance as to whether his or her conduct, relationships or transactions might be considered to be a conflict of interest, and whether we might nevertheless approve such conduct, relationships or transactions by contacting the Chief Executive Officer of German American Bancorp, Inc. B. Public Disclosure It is our policy that the information in our public communications, including SEC filings, be full, fair, accurate, timely and understandable. All Covered Persons who are involved in our disclosure process are responsible for upholding this policy. In particular, these individuals are required to maintain familiarity with the disclosure requirements applicable to us and are prohibited from knowingly misrepresenting, omitting, or causing others to misrepresent or omit, material facts about us to others, whether within or outside our company, including our independent auditors and its internal auditors. In addition, any Covered Person who has a supervisory role in our disclosure process has an obligation to discharge his or her responsibilities diligently. C. Safe, Healthy and Productive Work Environment The Company’s policy is to promote a safe, healthy and productive work environment. The Company intends to maintain a workplace free of sexual and other harassment, discrimination, and intimidation, including harassment based on race, color, ancestry, national origin, gender, sexual orientation, marital status, religion, ethnicity, age, disability, gender identity, results of genetic testing, military status, protected activity (i.e. opposition to prohibited discrimination or participation in the statutory complaint process), or any other protected categories under the law.

4 All Covered Persons have a responsibility to help us maintain a safe workplace by utilizing safe work practices, by following the safety instructions on all equipment they operate and by timely reporting any hazards to customers and employees immediately. The Company also maintains a firearm and weapons free workplace and prohibits all Covered Persons from carrying firearms and weapons inside all the banking centers, offices, and buildings owned or leased by the Company. A license to carry a weapon does not supersede this policy. We prohibit the use of tobacco products or alcohol in the buildings or on the premises. These commitments to a safe, healthy and productive work environment are encompassed in the Handbook, which is reviewed and acknowledged annually by all employees. D. Acceptance of Gifts No Covered Person should accept any cash, gifts exceeding a retail value of $250.00 cumulatively in a 12-month period, special accommodations, favors, or the use of property or facilities from anyone with whom such person is doing, negotiating, soliciting, or being solicited for business on behalf of the Company. It should be understood that under some circumstances a gift may be considered a crime under the Federal Bribery Act (see below). Notwithstanding the above, noncash gifts may be accepted if they are (1) appropriate, customary, and reasonable meals and/or entertainment at which the provider is present, such as an occasional business meal or sporting event; or (2) appropriate, customary, and reasonable gifts based on family or personal relationships, and clearly not meant to influence Company business. Any cash or gift received which does not comply with the limits set forth must be reported in writing to the Company’s Chief Administrative Officer. E. Anti-Bribery and Anti-Corruption The Company requires that all of its business activities be conducted in an honest and ethical manner, with zero tolerance for bribery and corruption. The Company further expects and requires compliance with the U.S. Foreign Corrupt Practices Act, the Bank Bribery Act and other laws and regulations related to anti-bribery and anti-corruption. The Bank Bribery Act makes it a federal criminal offense for any employee, officer, director or agent of the Company to corruptly give or offer, or to corruptly accept or agree to accept, anything of value to/from anyone intending to influence or be influenced or to reward or be rewarded in connection with the Company’s business. Violations of the Bank Bribery Act are punishable by imprisonment and/or significant fines.

5 F. Anti-Money Laundering and Financial Crimes Money laundering is an evasive process used by criminals to convert their illegally obtained criminal proceeds (dirty money) into legitimate (clean) money. The Company has strict policies and procedures in place (including “know your customer” and risk- based due diligence procedures) to prevent money laundering and to comply with all relevant laws and regulations, including the Bank Secrecy Act (the “BSA”) and economic sanctions. Economic sanctions are a tool used by governments to restrict financial transactions or activity with designated targets (e.g., countries, entities or individuals). Employees should never assist a customer in evading reporting requirements, including lowering transaction amounts to avoid FinCEN reporting, altering information or instructions in wire payments to avoid or circumvent economic sanctions, or any other methods designed to evade federal or state law or the policies and procedures of the Company. The penalties for doing so are severe and could include civil and criminal penalties, as well as job termination. Employees are responsible for being knowledgeable about the BSA and anti-money laundering laws that apply to the Company, and the Company’s related policies and procedures, so they can properly identify and report violations. G. Compliance with Laws, Rules and Regulations It is our policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each Covered Person to adhere to the standards and restrictions imposed by those laws, rules and regulations. The Handbook provides guidance to employees as to certain laws, rules and regulations that apply to our activities. Generally, it is both illegal and against our policy for any Covered Person who is aware of material nonpublic information relating to us, any of our clients, or any other private or governmental issuer of securities, to buy or sell any securities of those issuers, or recommend that another person buy, sell or hold the securities of those issuers. More detailed rules governing the trading of securities by our Covered Persons are set forth in our policy statement entitled “Insider Trading Policy” dated December 20, 2021. H. Corporate Opportunities Covered Persons owe a duty to us to advance our legitimate business interests when the opportunity to do so arises. Covered Persons are prohibited from taking for themselves (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down. More generally, Covered Persons are prohibited from using corporate property, information or position (including customer lists or information) for personal gain or competing with us. Sometimes the line between personal and corporate benefits is difficult to draw, and sometimes both personal and corporate benefits may be derived from certain activities. The only prudent course of conduct for our Covered Persons is to make sure that any use

6 by them of our property or services that is not solely for our benefit is approved by us beforehand through contact with the Chief Executive Officer of German American Bancorp, Inc. I. Confidentiality In carrying out our businesses, Covered Persons often learn confidential or proprietary information about us, or our clients/customers, prospective clients/customers or other third parties. Covered Persons must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information includes, among other things, any non-public information concerning us, including our businesses, financial performance, customers, results or prospects, and any non-public information provided by a third party with the expectation that the information will be kept confidential and used solely for the business purpose for which it was conveyed. J. Fair Dealing We have a history of succeeding through honest business competition. We do not seek competitive advantages through illegal or unethical business practices. Each Covered Person should endeavor to deal fairly with our customers, clients, service providers, suppliers, competitors and employees. No Covered Person should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice. K. Protection and Proper Use of Firm Assets All Covered Persons should protect our assets and ensure their efficient use. Our assets should be used for legitimate business purposes only. SECTION III Compliance and Enforcement A. Sanctions We will take any disciplinary or preventive action we deem appropriate to address any existing or potential violation of this Code brought to our attention. Violations of the Code may result in disciplinary measures against the violator. Such measures, depending on the nature and severity of the violation, whether the violation was a single or repeated occurrence, and whether the violation appears to have been intentional or inadvertent, may include written notices to the individual involved, censure, demotion or re- assignment, suspension with or without pay or benefits, and termination of employment. Directors and regional advisory directors may be asked to resign from their positions.

7 B. Waivers and Approvals From time to time, we may waive certain provisions of this Code and we may interpret the Code as applied to specific circumstance and approve certain matters that might raise questions under the Code. Any Covered Person may ask for such a waiver, approval or interpretation by contacting the Chief Executive Officer of German American Bancorp, Inc. Waivers, approvals and interpretations involving executive officers or directors of German American Bancorp, Inc. may be made only by the Board of Directors of German American Bancorp, Inc. and the Board’s determinations involving such persons, to the extent that those determinations represent waivers of this Code, will be promptly publicly disclosed (along with the reasons for the waiver) in accordance with applicable legal and stock market requirements. As used in this Code, a person is an “executive officer” of German American Bancorp, Inc., if he or she has been identified by its Board of Directors as an executive officer for purposes of the federal securities laws; the term “executive officer” includes, but is not limited to, the principal executive officer, principal financial officer, and principal accounting officer of German American Bancorp, Inc. Adopted on: January 25, 2024